Exhibit 99.1

         July 31, 2012

Contact:                Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS ANNOUNCES APPOINTMENT OF EARL JACKSON AND RICHARD MATTHEWS TO BOARD OF DIRECTORS

    Norfolk, Virginia, July 31, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that BHR has expanded its Board of Directors and appointed Earl M. Jackson and Richard H. Matthews to the Board.

Douglas J. Glenn, President and Chief Executive Officer of the Company and BHR, said, “We are very pleased to welcome Earl and Rick to the Board of BHR.  Both are proven business leaders with deep roots in our region and valuable perspectives on the local real estate market and the banking needs of families and businesses in the communities we serve.”

Jackson has been a real estate professional in Richmond for the past 40 years.  He has served as President and CEO of Prudential Slater James River, Realtors since 1998 and was President of Slater, Realtors from 1984 to 1998.  Jackson was a founding director of Bank of Richmond, a predecessor to BHR, and was recently appointed to the Central Virginia Community Board for Gateway Bank.

Over the course of his career, Jackson has been active in a number of real estate industry organizations, including the Richmond, Virginia and National Associations of Realtors.  He is also active in civic and community organizations in the Richmond area.  Jackson earned a B.S. from Virginia Commonwealth University.

Matthews has practiced law for 35 years and has served as Chief Executive Officer and Managing Partner of Pender & Coward, P.C. since 1999.  Prior to joining Pender & Coward in 1990, Matthews was a Partner at Glanzer and Matthews from 1983 to 1990, Assistant City Attorney for Virginia Beach, VA from 1978-1983 and an Associate with Steingold and Steingold in Norfolk, VA from 1976 to 1978.  His practice specialties include business and commercial transactions and litigation, including banking, employment, contracts and real estate.

Matthews earned a B.A. Magna Cum Laude from the University of Richmond and a J.D. from the University of Richmond Law School.  He has served as a member of the BHR Chesapeake Advisory Board for over a decade.  Over the course of his career, he has been active in a number of civic and public service organizations in the Tidewater region.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about new bank directors.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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